UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 14, 2008

NRG Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15891	41-1724239
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Carnegie Center, Princeton, New Jersey		08540
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-524-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kathleen McGinty was appointed to the Board of Directors of NRG Energy, Inc., or NRG, effective October 14, 2008. Ms. McGinty joined the board as an independent director and was also appointed to serve on the Governance and Nominating Committee of the Board of Directors. There is no arrangement or understanding between Ms. McGinty and any other person pursuant to which she was appointed as a director.

Non-employee directors other than the Chairman, receive total annual compensation of $180,000 for their service as a member of the Board of Directors. Unless otherwise elected by the director, directors receive 50 percent of their total annual compensation in the form of cash and the remaining 50 percent in the form of vested deferred stock units, or DSU’s. On October 14, 2008, Ms. McGinty received a grant of DSU’s in an amount equal to $90,000 divided by the closing price of NRG’s common stock on October 14, 2008. Each DSU is equivalent in value to one share of NRG’s common stock. The DSU’s issued to Ms. McGinty will be exchanged for such common stock on a one-to-one basis upon termination of her service on NRG’s Board of Directors. The foregoing description of NRG’s non-employee directors’ compensation is qualified by reference to the description included in the definitive proxy statement for NRG’s 2008 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 2, 2008.

On October 16, 2008, NRG issued a press release announcing Ms. McGinty’s appointment, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Press Release, dated October 16, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

October 20, 2008	By:	/s/ J. Andrew Murphy

Name: J. Andrew Murphy
Title: Executive Vice Pres & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated October 16, 2008